Exhibit 13(f)

FORM OF

ING INVESTORS TRUST

ING PARTNERS, INC.

SHAREHOLDER SERVICING AGREEMENT

Adviser Class Shares, Service Class Shares, Service 2 Class Shares and Class T Shares

This Agreement is effective as of January 1, 2007, between ING Investors Trust (“IIT”), in respect of the Adviser Class Shares, Service Class Shares and Service 2 Class Shares (the “IIT Shares”), ING Partners Inc. (“IPI”) in respect of the Adviser Class Shares, Service Class Shares and Class T Shares (the “IPI Shares”) (IIT Shares and IPI Shares, collectively the “Shares”), and ING Funds Distributor, LLC (“IFD”) (IIT, IPI and IFD, collectively the “Fund”) and ING Life Insurance and Annuity Company, ING USA Annuity and Life Insurance Company, ReliaStar Life Insurance Company, ReliaStar Life Insurance Company of New York, and Security Life of Denver Insurance Company (individually the “Service Organization”, collectively the “Organizations”), life insurance companies. In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

1.          Pursuant to the terms of this Agreement, the Organizations, themselves, or through other financial institutions or other intermediaries, will provide shareholder support services (including personal services and the maintenance of shareholder accounts) to the Fund and the holders of the Shares of its Portfolios set forth on Schedule A and Schedule B hereto. These services shall include, but are not limited to, the following functions: (i) aggregating and processing purchase and redemption requests and placing net purchase and redemption orders with our transfer agent; (ii) providing shareholders with a service that invests the assets of their accounts pursuant to specific or pre-authorized instructions; (iii) processing dividend payments; (iv) providing information periodically to shareholders showing their positions in the Shares; (v) arranging for bank wires; (vi) responding to shareholder inquiries relating to the services performed by you; (vii) providing subaccounting with respect to the Shares or the information to us necessary for subaccounting; (viii) if required by law, forwarding shareholder communications from us (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices); (ix) providing office space, equipment, telephone facilities and various personnel, including clerical, supervisory and computer personnel, as necessary or beneficial to establish and maintain shareholder accounts and records; and (x) providing such other similar services as we may reasonably request to the extent you are permitted to do so under applicable statutes, rules or regulations.

2.          To compensate the Organizations for the services they provide and the expenses they bear hereunder, the Fund will, on behalf of each Portfolio listed on Schedule A and Schedule B, pay the Organizations a service fee (the “Service Fee”) accrued daily and paid promptly (but in any event within three business days) after the last day of each calendar month, at the applicable annual rate set forth on Schedule A and Schedule B of the average daily net assets of the Shares of such Portfolios listed on such Schedule A and Schedule B (computed in the manner specified in the Fund’s registration statement, as the same is in effect from time to time, in connection with the computation of the net asset value of the Shares for purposes of purchases and redemptions). The Service Fee paid under this Agreement is intended to qualify as a “service fee” as defined in Section 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. (or any successor provision) as in effect from time to time. The Organizations may retain such other financial institutions or other intermediaries as it deems necessary to aid it in the provision of the shareholder support services required to be provided hereunder, and in connection with any such retention may compensate such financial institutions or other intermediaries as it deems appropriate. In no event, however, will the Fund have any liability for payment of the Service Fee to any person other than the Organizations.

If this Agreement is terminated as of any date not the last day of a calendar month, then the fee payable to any Service Organization shall be paid promptly (but in any event within three business days) after such date of termination.

3.          This Agreement is terminable, without penalty, at any time by the Fund (which termination may be by a vote of a majority of the Fund’s Directors who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of this Agreement (the “Disinterested Directors”)) or by the any Service Organization upon notice to the Fund.

4.          Notwithstanding paragraph 3, this Agreement may be terminated at any time, without the payment of any penalty, by any Service Organization, on the one hand, or by the vote of a majority of the Disinterested Directors, on the other, on not more than sixty (60) days written notice.

5.          Any agreement entered into pursuant to this Agreement shall be in writing and shall be subject to termination as provided in Section 4.

6.          This Agreement may be amended at any time (including for the purpose of making modifications to Schedule A and Schedule B hereto) by a written instrument executed by the any Service Organization and the Fund.

7.          This Agreement shall be construed in accordance with the laws of the State of Arizona and is non-assignable by the parties hereto.

8.          This Agreement may be executed in counterparts.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date first written above.

ING Life Insurance and Annuity Company		Security Life of Denver Insurance Company
	[ADDRESS LINES FOR		[ADDRESS LINES FOR
	NOTIFICATIONS]		NOTIFICATIONS]

By:		By:

Name:		Name:

Title:		Title:

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ING USA Annuity and Life Insurance Company		ING Investors Trust
	[ADDRESS LINES FOR	[ADDRESS LINES FOR NOTIFICATIONS]
NOTIFICATIONS]

By:		By:

Name:		Name:

Title:		Title:

ReliaStar Life Insurance Company		ING Partners, Inc.
	[ADDRESS LINES FOR	[ADDRESS LINES FOR NOTIFICATIONS]
NOTIFICATIONS]

By:		By:

Name:		Name:

Title:		Title:

ReliaStar Life Insurance Company of New York		ING Funds Distributors, LLC
	[ADDRESS LINES FOR	[ADDRESS LINES FOR NOTIFICATIONS]
NOTIFICATIONS]

By:		By:

Name:		Name:

Title:		Title:

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SCHEDULE A

ING Investors Trust

Portfolio(s):

All current and future Portfolios under ING Investors Trust (Adviser Class, Institutional Class, Service Class and Service 2 Class) are available to ING Life Insurance and Annuity Company, ING USA Annuity and Life Insurance Company, ReliaStar Life Insurance Company, ReliaStar Life Insurance Company of New York, and Security Life of Denver Insurance Company.

Service Fee:

Shareholder Service fees in the amount of 0.25% for Service 2 Class shares and 0.25% for Service Class shares, or as otherwise defined in the Portfolios’ currents prospectus, based on average net assets may be paid to ING Life Insurance and Annuity Company, ING USA Annuity and Life Insurance Company, ReliaStar Life Insurance Company, ReliaStar Life Insurance Company of New York, and Security Life of Denver Insurance Company for shares of the current and future Portfolios of ING Investors Trust.

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SCHEDULE B

ING Partners Inc.

Portfolio(s):

All current and future Portfolios under ING Partners, Inc. (Adviser Class, Initial Class, Service Class and Class T) are available to ING Life Insurance and Annuity Company, ING USA Annuity and Life Insurance Company, ReliaStar Life Insurance Company, ReliaStar Life Insurance Company of New York, and Security Life of Denver Insurance Company.

Service Fee:

Shareholder Service fees in the amount of 0.25% for Adviser Class shares and 0.25% for Service Class shares, or as otherwise defined in the Portfolios’ currents prospectus, based on average net assets may be paid to ING Life Insurance and Annuity Company, ING USA Annuity and Life Insurance Company, ReliaStar Life Insurance Company, ReliaStar Life Insurance Company of New York, and Security Life of Denver Insurance Company for shares of the current and future Portfolios of ING Partners, Inc.

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